Exhibit 10.4

March     , 2018

[Director’s name]

Dear [                ],

You are receiving this notice because you have been granted [                    ] shares of common stock (the “Shares”) of Caesars Entertainment Corporation (the “Company”), effective as of [    ], 2018, pursuant to the Company’s 2017 Performance Incentive Plan (the “Plan”). This grant of Shares is being made to you as consideration for your services to the Company as a member of the Company’s Board of Directors [during the Company’s [2017] fiscal year]. The Shares subject to this grant are fully vested as of the grant date and will be credited to your brokerage account on record with the Company as soon as practicable following the Company’s receipt of this executed letter.

By signing this letter, you are acknowledging that you have received a copy of the Plan and have had an opportunity to review the Plan and agree to be bound by all the terms and provisions of the Plan, including without limitation Section 8.14 of the Plan.

Please sign this letter and return it to [                    ] as soon as possible and in no event later than ten days following the date hereof, and he may be contacted at [                    ] should you have any questions with respect to the foregoing.

Sincerely,

Name:
Title:

[Director’s name]

Date